Exhibit 10.33

CONSENT, RELEASE, AND FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This CONSENT, RELEASE, AND FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 21, 2016, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement or otherwise a party thereto from time to time including, without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK (in such capacity, each a “Lender” and collectively, the “Lenders”), and HALOZYME THERAPEUTICS, INC., a Delaware corporation (“Parent”), and HALOZYME, INC., a California corporation (“Halozyme” and together with Parent, individually and collectively, jointly and severally, “Borrower”).
RECITALS
A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of June 7, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    Collateral Agent and Lenders have previously consented to the formation of Halozyme Switzerland GmbH by Borrower’s Swiss counsel, which is intended to be a wholly-owned, direct Subsidiary of Halozyme, under the laws of Switzerland (the “Swiss Subsidiary”), pursuant to that certain Consent Agreement dated as of September 23, 2016, among Collateral Agent, Lenders and Borrower (the “Prior Consent”).
C.    Borrower intends to (i) cause Borrower’s Swiss counsel to transfer all of the issued and outstanding capital stock, membership units or other securities in the Swiss Subsidiary to Halozyme (the “Swiss Equity Transfer”), (ii) transfer all of the issued and outstanding capital stock, membership units or other securities owned or held of record by Halozyme in the Bermuda Subsidiary (the “Applicable Assets”) to the Swiss Subsidiary (the “Bermuda Equity Transfer”), (iii) make Investments in the Swiss Subsidiary from time to time hereafter, and (iv) make a one-time Investment in the Bermuda Subsidiary prior to consummating the Bermuda Equity Transfer.
D.    Borrower has requested that Collateral Agent and Lenders (i) consent to the Swiss Equity Transfer and the Bermuda Equity Transfer, (ii) release Collateral Agent’s Lien on the Applicable Assets, (iii) amend the Loan Agreement to permit periodic Investments in the Swiss Subsidiary and a one-time Investment in the Bermuda Subsidiary prior to consummating the Bermuda Equity Transfer, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.
E.    Collateral Agent and Lenders have agreed to so consent to the transactions set forth above, release Collateral Agent’s Lien on the Applicable Assets, and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Consent. Subject to the terms of Section 11 below, and so long as Borrower pledges, assigns and grants a security interest in the Shares of the Swiss Subsidiary to Collateral Agent pursuant to, and to the extent required by, the terms of the Loan Agreement (as amended by this Amendment) and that certain Quota Pledge Agreement, substantially in the form attached hereto as Exhibit A (the “Pledge Agreement”), Collateral Agent and Lenders hereby consent to (a) the Swiss Equity Transfer, and (b) the Bermuda Equity Transfer. Collateral Agent and Lenders hereby agree that the transactions described in clauses (a) and (b) above shall not constitute an “Event of Default” under the Loan Agreement.
3.    Release. Subject to the terms of Section 11 below and effective only upon the consummation of the Bermuda Equity Transfer, Collateral Agent hereby releases any security interest it has in the Applicable Assets without delivery of any instrument or any further action by any party; provided, however, that nothing in this Amendment shall constitute a release of any security interest Collateral Agent has in any consideration or other proceeds of the Applicable Assets which are payable to or received by Borrower in connection with the Bermuda Equity Transfer, whether now owned or hereafter acquired. At the request and sole expense of Borrower at any time after the effectiveness of the foregoing release, Collateral Agent shall execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of the Applicable Assets. At the request and sole expense of Borrower at any time after the effectiveness of the foregoing release, Collateral Agent shall file, or cause to be filed, a UCC amendment to exclude the Applicable Assets to evidence the release of Collateral Agent’s Lien thereon.
4.    Reaffirmation of Security Interest. Except to the extent the Applicable Assets are released pursuant to Section 3 above, Borrower hereby reaffirms its grant to Collateral Agent of a continuing security interest in the Collateral.
5.    Amendment to Loan Agreement.
5.1    Section 6.12 (Creation/Acquisition of Subsidiaries). Section 6.12 is hereby amended by the deleting the last sentence thereof and replacing it with the following:
Notwithstanding the foregoing, none of Swiss Subsidiary, Bermuda Subsidiary, or LLC shall be required to become a co-Borrower hereunder or guarantee the Obligations of Borrower under the Loan Documents and none of the foregoing entities shall be required to grant any Liens on any of its assets in favor of Collateral Agent or Lenders.
5.2    Section 7.1 (Dispositions). Section 7.1(i) is hereby amended by deleting it in its entirety and replacing it with the following:
(i) an exclusive license of certain of Borrower’s and the Bermuda Subsidiary’s Intellectual Property to the Bermuda Subsidiary and the Swiss Subsidiary, respectively, pursuant to the Bermuda License and, for the avoidance of doubt, any Transfer of Borrower’s and the Bermuda Subsidiary’s Intellectual Property to the Bermuda Subsidiary and the Swiss Subsidiary, respectively, pursuant to the R&D Agreement;
5.3    Section 7.8 (Transactions with Affiliates). Section 7.8(d) is hereby amended to delete the reference to “between Borrower and Bermuda Subsidiary” therein and replace it with “among Borrower, the Swiss Subsidiary and/or the Bermuda Subsidiary”.
5.4    Section 7.15 (Swiss Subsidiary Assets). The following new Section 7.15 is hereby added to Section 7:
7.15    Swiss Subsidiary Assets. Permit the Swiss Subsidiary to hold (a) any assets in an aggregate amount not to exceed Six Million Dollars ($6,000,000) (other than the issued and outstanding capital stock, membership units or other securities of the Bermuda Subsidiary, but including any cash and Cash Equivalents) at any time; or (b) more than twenty percent (20.00%) of the total consolidated cash and Cash Equivalents of Borrower and its Subsidiaries at any time; provided, however, for purposes of the foregoing calculation in clause (b), any Cash or Cash Equivalents held by the Swiss Subsidiary for no longer than ten (10) days for the sole purpose of making payments pursuant to the R&D Agreement with the Bermuda Subsidiary shall be excluded from such calculation.

5.5    Section 13.1 (Definitions). The following definitions are hereby added to Section 13.1 in their appropriate alphabetical order:
“First Amendment Date” means December 21, 2016.
“Swiss Share Pledge Documents” means that certain Quota Pledge Agreement by Halozyme and the Swiss Subsidiary in favor of Collateral Agent, for the ratable benefit of the Lenders, in form and substance reasonably satisfactory to Collateral Agent and the Lenders, and any other documents, instruments, and undertakings necessary and reasonably required by Collateral Agent and the Lenders to be executed in connection therewith.
“Swiss Subsidiary” is Halozyme Switzerland GmbH, a wholly-owned Subsidiary of Halozyme formed under the laws of Switzerland.
5.6    Section 13.1(Definitions). The following terms and their definitions in Section 13.1 are hereby amended by deleting them in their entirety and replacing them with the following:
“Bermuda License” means, collectively, (a) that certain Technology License Agreement dated on or about June 10, 2014, by and between Halozyme and the Bermuda Subsidiary, and (b) that certain Technology License Agreement dated on or about December 21, 2016, by and among Halozyme, the Swiss Subsidiary, and the Bermuda Subsidiary.
“Bermuda Subsidiary” is Halozyme Holdings, Ltd., a wholly-owned Subsidiary of the Borrower formed under the laws of Bermuda.
“Loan Documents” are, collectively, this Agreement, the Swiss Share Pledge Documents, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, the Post-Closing Letter, each Control Agreement, each landlord and bailee agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement or the Original Agreement; all as amended, restated, or otherwise modified.
“R&D Agreement” means, collectively, (a) that certain Research and Development Services Agreement dated on or about June 10, 2014, by and between Halozyme and the Bermuda Subsidiary, and (b) that certain Research and Development Services Agreement dated on or about December 21, 2016, by and among Halozyme, the Swiss Subsidiary, and the Bermuda Subsidiary.
5.7    Section 13.1 (Definitions). Clauses (d) and (m) of the definition of “Permitted Investments” in Section 13.1 are amended in their entirety and replaced with the following:
(d)    (i) Investments of Parent in Halozyme, (ii) Investments of Borrower in any domestic Subsidiary which has joined this Agreement as a co-borrower hereunder; provided that Borrower and such Subsidiary shall have complied in all respects with Section 6.12 and taken all action necessary to perfect Collateral Agent’s Lien in the Collateral of such Subsidiary, (iii) so long as no Event of Default has occurred and is continuing, Investments by the Swiss Subsidiary in the Bermuda Subsidiary, provided that in each case, the proceeds of such Investments shall be used by the Bermuda Subsidiary solely to make payments to Halozyme under the R&D Agreement within ten (10) days of the making of each such Investment, (iv) so long as no Event of Default has occurred and is continuing, Investments by Halozyme in the Swiss Subsidiary, provided that the proceeds of such Investments shall be invested by the Swiss Subsidiary in the Bermuda Subsidiary in accordance with clause (iii) of this clause (d) of the definition of Permitted Investments, (v) so long as no Event of Default has occurred and is continuing, Investments in the Swiss Subsidiary not to exceed Six Million Dollars ($6,000,000.00) in the aggregate in any fiscal quarter (excluding any Investments described in clause (iv) of this clause (d) of the definition of Permitted Investments), and (vi) a one-time Investment by

Halozyme in the Bermuda Subsidiary not to exceed Twenty-Five Million Dollars ($25,000,000.00) occurring on or about the First Amendment Date, provided that all of the proceeds of any Investment under this clause (vi) shall be used solely to make payments to Halozyme under the R&D Agreement by no later than January 31, 2017;
(m)    Deposit Accounts and Securities Accounts of (i) the Bermuda Subsidiary, so long as the deposits held in such accounts comply with the terms of Section 7.12, and (ii) the Swiss Subsidiary so long as the deposits held in such accounts comply with the terms of Section 7.15.
5.8    Section 13.1 (Definitions). The following term and its respective definition in Section 13.1 are hereby deleted in their entirety:
“Bermuda Share Pledge Documents”
6.    Limitation of Amendments.
6.1    The amendments set forth in Section 5, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
6.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
7.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
7.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
7.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
7.3    The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
7.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
7.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material agreement by which Borrower is bound in a manner that constitutes an event of default thereunder, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
7.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or is being obtained pursuant to Section 6.1(b) of the Loan Agreement; and
7.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
8.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.    Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
10.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.
11.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment and the Swiss Share Pledge Documents; (b) the delivery to Collateral Agent of the certificates (if any) for the Shares of the Swiss Subsidiary required to be pledged under the Loan Agreement (as amended by this Amendment), accompanied by an instrument of assignment duly executed in blank by Halozyme for each such certificate (if any), (c) the due execution and delivery to Collateral Agent of a Collateral Assignment, in substantially the form attached hereto as Exhibit B, for each of (i) the R&D Agreement, (ii) the Bermuda License, (iii) that certain General and Administrative Services Agreement dated on or about December 21, 2016, by and between Halozyme and the Bermuda Subsidiary, and (iv) that certain General and Administrative Services Agreement dated on or about December 21, 2016, by and between Halozyme and the Swiss Subsidiary; (d) evidence that the Swiss Equity Transfer has occurred, and (e) payment of Collateral Agent’s and Lenders’ legal fees and expenses in connection with the negotiation and preparation of this Amendment.
12.    Covenant. Borrower shall deliver to Collateral Agent on or before January 31, 2017 (or such later date as Collateral Agent and Required Lenders may agree to in their sole discretion), the certified excerpt from the commercial register (Handelsregister) relating to the Swiss Subsidiary, evidencing that Halozyme is the sole owner of all Quotas, the foregoing to be in form and substance reasonably satisfactory to Lenders’ Swiss counsel. Notwithstanding anything to the contrary contained in the Loan Documents, any breach of the covenant set forth in this Section 12 shall be an immediate Event of Default and not subject to any cure period, including without limitation the cure period set forth in Section 8.2(b) of the Loan Agreement.
13.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT:
OXFORD FINANCE LLC
By:    /s/ Mark Davis
Name:    Mark Davis
Title:    Vice President of Finance
LENDERS:
OXFORD FINANCE LLC
By:       /s/ Mark Davis
Name:    Mark Davis
Title:    Vice President of Finance
SILICON VALLEY BANK
By:       /s/ Anthony Flores
Name:    Anthony Flores
Title:    Director
BORROWER: HALOZYME THERAPEUTICS, INC. By: /s/ Laurie Stelzer Name: Laurie Stelzer Title: Chief Financial Officer HALOZYME, INC. By: /s/ Laurie Stelzer Name: Laurie Stelzer Title: Chief Financial Officer

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT]

EXHIBIT A

Quota Pledge Agreement
[see attached]

EXHIBIT B

Collateral Assignment
[see attached]